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                                                                     EXHIBIT 5.1






                      [Letterhead of Richards, Layton & Finger]



                                   February 25, 1998




CC Credit Card Corporation
100 Commerce Drive
Suite 300B
Newark, Delaware 19713

     Re:  TRAVELERS BANK CREDIT CARD MASTER TRUST I

Ladies and Gentlemen:

     We have acted as special Delaware counsel for CC Credit Card Corporation, a Delaware corporation (the "Transferor"), in connection with the proposed issuance and sale of series certificates (the "Certificates") by Travelers Bank Credit Card Master Trust I pursuant to a Pooling and Servicing Agreement (the "Original Pooling and Servicing Agreement"), by and between the Transferor, as transferor, Travelers Bank & Trust, fsb, a federally-chartered savings bank, as Servicer, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), as to be supplemented from time to time by Supplements in the form of the supplement which is attached as Exhibit 4.2 to the Registration Statement (as defined below) (each, a "Supplement") (the Original Pooling and Servicing Agreement as to be supplemented by a Supplement is hereinafter referred to as the "Pooling and Servicing Agreement"). At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

     (a)  The Pooling and Servicing Agreement;

     (b) The registration statement (the "Initial Registration Statement") on Form S-3 (Registration No. 333-40381), filed by the Transferor with the Securities and Exchange Commission on November 17, 1997, as amended by Amendment No. 1 to the Initial Registration Statement, filed by the Transferor with the Securities and Exchange Commission


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CC Credit Card Corporation
February 25, 1998
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          on January 9, 1998 ("Amendment No. 1"), as amended by Amendment
          No. 2 to the Initial Registration Statement, filed by the Transferor with the Securities and Exchange Commission on February 2, 1998 ("Amendment No. 2"), as amended by Amendment
          No. 3 to the Initial Registration Statement, filed by the Transferor with the Securities and Exchange Commission on or about February 18, 1998 ("Amendment No. 3"), as amended by Amendment
          No. 4 to the Initial Registration Statement, filed by the Transferor with the Securities and Exchange Commission on or about February 25, 1998 ("Amendment No. 4"), including a related preliminary prospectus (the "Prospectus") (the Initial Registration Statement as amended by Amendment No. 1,
          Amendment No. 2, Amendment No. 3 and; and Amendment No. 4 is hereinafter referred to as the "Registration Statement");

     (c) The Certificate of Incorporation of the Transferor, as filed with the Secretary of State of the State of Delaware on November 7, 1997;

     (d)  The By-laws of the Transferor, as amended through February 25,
          1998; and

     (e) Resolutions of the Board of Directors of the Transferor, dated February 18, 1998

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

     For purposes of this opinion, we have assumed, at the time of issuance and sale of the Certificates, (i) the due execution and delivery by all parties thereto of all documents examined by us, (ii) the Transferor will be a Delaware corporation duly formed and validly existing in good standing under the laws of the State of Delaware, and (iii) in connection with the documents of which we have reviewed a form, all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

     This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the


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CC Credit Card Corporation
February 25, 1998
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assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when issued and sold in accordance with the terms of the Pooling and Servicing Agreement, including when duly executed and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and issued and delivered against payment therefor, the Certificates will be legally issued, fully paid and nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

     We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Transferor of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                         Very truly yours,


                         /s/ Richards, Layton & Finger, P.A.


MIL/CDW/sc